Exhibit 20

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended June 2003						PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				7/17/2003

2	Payment Date				7/21/2003

3	Collection Period			6/1/2003	6/28/2003	28

4	Monthly Interest Period- Actual			6/20/2003	7/20/2003	31

5	Monthly Interest- Scheduled					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	240,000,000.00	404,957.07	404,957.07	—	—
7	Class A-2 Notes	405,000,000.00	405,000,000.00	34,563,001.27	370,436,998.73	0.9146593
8	Class A-3 Notes	545,000,000.00	545,000,000.00	—	545,000,000.00	1.0000000
9	Class A-4 Notes	310,000,000.00	310,000,000.00	—	310,000,000.00	1.0000000
10	Certificates	130,434,783.00	130,434,783.00	—	130,434,783.00	1.0000000

11	Equals: Total Securities	$1,630,434,783.00	$1,390,839,740.07	$34,967,958.34	$1,355,871,781.73

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

12	Class A-1 Notes	1.3850%	482.97	1.1926389	405,440.04	1,001.1926389
13	Class A-2 Notes	1.7700%	597,375.00	1.4750000	35,160,376.27	86.8157439
14	Class A-3 Notes	2.3600%	1,071,833.33	1.9666667	1,071,833.33	1.9666667
15	Class A-4 Notes	2.7500%	710,416.67	2.2916667	710,416.67	2.2916667

	Equals: Total Securities		2,380,107.97		37,348,066.31

C.	COLLECTIONS AND AVAILABLE FUNDS

16	Lease Payments Received					24,296,318.72
17	Sales Proceeds - Early Terminations					16,210,618.43
18	Sales Proceeds - Scheduled Terminations					1,759,915.01
19	Security Deposits for Terminated Accounts					79,600.00
20	Excess Wear and Tear Received					—
21	Excess Mileage Charges Received					—
22	Other Recoveries Received					747.35

23	Subtotal: Total Collections					42,347,199.51

24	Repurchase Payments					—
25	Postmaturity Term Extension					—
26	Investment Earnings on Collection Account					—

27	Total Available Funds, prior to Servicer Advances					42,347,199.51

28	Servicer Advance					—

29	Total Available Funds					42,347,199.51

D.	DISTRIBUTIONS

30	Payment Date Advance Reimbursement (Item 71)					—
31	Servicing Fee:
32	Servicing Fee Shortfall from Prior Periods					—
33	Servicing Fee Due in Current Period					1,159,033.12
34	Servicing Fee Shortfall
35	Administration Fee
36	Administration Fee Shortfall from Prior Periods					—
37	Administration Fee Due in Current Period					5,000.00
38	Administration Fee Shortfall					—
39	Interest Paid to Noteholders					2,380,107.97
40	Subtotal: Remaining Available Funds				38,803,058.43
41	Principal Distribution Amount (Item 59)				34,967,958.34
42	Principal Paid to Noteholders (lesser of Item 40 and Item 41)					34,967,958.34
43	Amount Paid to Reserve Account to Reach Specified Balance					—
44	Other Amounts paid to Trustees					—

45	Remaining Available Funds					3,835,100.09

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended June 2003	PAGE 2

E.	CALCULATIONS

46	Calculation of Principal Distribution Amount: (Sum of)
47	a) Targeted Principal Distributable Amount:
48	For Current Units: Change in Securitization Value		17,129,725.64
49	For Current Units: Change in Securitization Value for Advanced Payments		—
50	For All Terminated Units: Securitization Value (Beg. of Collection Period)		17,838,232.70
51	For Repurchases: Securitization Value (Beg. Of Collection Period)		—
52	b) Principal Carryover Shortfall from Preceding Payment Date		—
53	c) Additional Amounts to pay in full Notes on or after Final Scheduled Payment Date		—

54	Principal Distribution Amount before Reserve Account Draw Amount		34,967,958.34

55	Remaining Available Funds (Item 40)		38,803,058.43
56	Available Funds Shortfall Amount (If Item 54 > 55, Item 54 less Item 55, else 0)		—
57	Reserve Account Draw Amount (If Item 56 is > 0, Lesser of the Reserve Account Balance and Item 56)		—
58	Principal Carryover Shortfall (If Item 56 > Item 57, Item 56 less Item 57, else 0)		—

59	Principal Distribution Amount (If Item 56 > 0, Item 57 plus Item 55, else Item 54)		34,967,958.34

60	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 27)		42,347,199.51
62	Less: Payment Date Advance Reimbursement (Item 71)		—
63	Less: Servicing Fees Paid (Items 32, 33 and 34)		1,159,033.12
64	Less: Administration Fees Paid (Items 36, 37 and 38)		5,000.00
65	Less: Interest Paid to Noteholders (Item 39)		2,380,107.97

66	Equals: Remaining Available Funds before Servicer Advance (If < Item 54, Available Funds Shortfall)		38,803,058.43
67	Monthly Lease Payments Due on Included Units but not received (N/A if Item 66 > Item 54)		N/A

68	Servicer Advance (If Item 66 < Item 54, lesser of Item 54 minus Item 66 and Item 67, else 0)		—

69	Reconciliation of Servicer Advance:
70	Beginning Balance of Servicer Advance
71	Payment Date Advance Reimbursement
72	Additional Payment Advances for current period		—

73	Ending Balance of Payment Advance		—

F.	RESERVE ACCOUNT

74	Reserve Account Balances:
75	Specified Reserve Account Balance ($57,065,217.39 if after Oct. 2004 and Item 96 < 1.5%, else $64,217,391.30)		64,217,391.30
76	Initial Reserve Account Balance		24,456,521.74

77	Beginning Reserve Account Balance		66,451,579.71 *
78	Plus: Net Investment Income for the Collection Period		55,905.68

79	Subtotal: Reserve Fund Available for Distribution		66,507,485.39
80	Plus: Deposit of Excess Available Funds (Item 43)		—
81	Less: Reserve Account Draw Amount (Item 57)		—

82	Subtotal Reserve Account Balance		66,507,485.39
83	Less: Excess Reserve Account Funds to Transferor (If Item 82 > Item 75)		2,290,094.09

84	Equals: Ending Reserve Account Balance		64,217,391.30

85	Change in Reserve Account Balance from Immediately Preceding Payment Date		(2,234,188.41)

86	Current Period Net Residual Losses:	Units	Amounts
87	Aggregate Securitization Value for Scheduled Terminated Units	119	2,082,410.84
88	Less: Aggregate Sales Proceeds for Scheduled Terminated Units		(1,772,040.01)
89	Less: Excess Wear and Tear Received		—
90	Less: Excess Mileage Received		—

91	Current Period Net Residual Losses/(Gains)	119	310,370.83

92	Cumulative Net Residual Losses:
93	Beginning Cumulative Net Residual Losses	33	469,882.85*
94	Current Period Net Residual Losses (Item 91)	119	310,370.83

95	Ending Cumulative Net Residual Losses	152	780,253.68

96	Cumulative Net Residual Losses/(Gains) as a % of Aggregate Initial Securitization Value		0.05%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended June 2003	PAGE 3

G.	POOL STATISTICS

			Initial	Current
97	Collateral Pool Balance Data
98	Initial Aggregate Securitization Value		1,630,434,784	1,355,871,783
99	Number of Current Contracts		80,341	74,956
100	Weighted Average Lease Rate		6.50%	6.49%
101	Average Remaining Term		29.38	20.61
102	Average Original Term		42.19	42.24

		Units	Book Amount	Securitization Value
103	Pool Balance - Beginning of Period	75,949	1,446,671,756	1,390,839,741
104	Depreciation/Payments		(18,639,897)	(17,129,126)
105	Early Terminations	(874)	(16,480,371)	(15,755,822)
106	Scheduled Terminations	(119)	(2,282,546)	(2,082,411)
107	Repurchase/Reallocation	—	—	—

108	Pool Balance - End of Period	74,956	1,409,268,942	1,355,871,783

		Units	Securitization Value	Percentage
109	Delinquencies Aging Profile - End of Period
110	Current	74,346	1,344,289,599	99.15%
111	31 - 90 Days Delinquent	515	9,702,703	0.72%
112	90+ Days Delinquent	95	1,879,481	0.14%

113	Total	74,956	1,355,871,783	100.00%

	* Beginning reserve account balance and beginning cumulative net residual losses reflect corrections to the May 31, 2003 report:

			As Reported	Revised

	Beginning Reserve Account Balance		58,319,253.34	62,033,060.00
	Plus: Net Investment Income for the Collection Period		55,649.34	55,649.34

	Subtotal: Reserve Fund Available for Distribution		58,374,902.68	62,088,709.34
	Plus: Deposit of Excess Available Funds		4,362,869.45	4,362,869.45
	Less: Reserve Account Draw Amount		—	—

	Subtotal Reserve Account Balance		62,737,772.13	66,451,578.79
	Less: Excess Reserve Account Funds to Transferor		—	—

	Equals: Ending Reserve Account Balance		62,737,772.13	66,451,578.79

	Beginning Cumulative Net Residual Losses		82,156.14	181,931.24
	Current Period Net Residual Losses		287,951.64	287,951.64

	Ending Cumulative Net Residual Losses		370,107.78	469,882.88

	As a % of Aggregate Initial Securitization Value		0.02%	0.03%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended June 2003	PAGE 4

SCHEDULED REDUCTION IN AGGREGATE SECURITIZATION VALUE

Scheduled
Payment Date	Reduction (1)

8/20/2003	20,141,012
9/20/2003	21,295,873
10/20/2003	22,180,236
11/20/2003	23,013,116
12/20/2003	24,640,114
1/20/2004	29,681,566
2/20/2004	32,511,993
3/20/2004	30,072,026
4/20/2004	38,597,351
5/20/2004	56,475,337
6/20/2004	40,247,104
7/20/2004	41,764,012
8/20/2004	60,889,071
9/20/2004	41,647,399
10/20/2004	40,669,396
11/20/2004	52,766,880
12/20/2004	38,680,741
1/20/2005	35,560,200
2/20/2005	44,203,124
3/20/2005	66,900,083
4/20/2005	72,541,247
5/20/2005	58,069,865
6/20/2005	30,300,822
7/20/2005	41,221,689
8/20/2005	59,807,706
9/20/2005	35,183,830
10/20/2005	31,666,395
11/20/2005	39,469,027
12/20/2005	31,070,119
1/20/2006	26,247,266
2/20/2006	28,330,674
3/20/2006	24,689,681
4/20/2006	28,752,481
5/20/2006	7,864,176
6/20/2006	3,473,275
7/20/2006	16,989,554
8/20/2006	46,879,736
9/20/2006	6,795,964
10/20/2006	1,744,732
11/20/2006	1,462,554
12/20/2006	1,326,869
1/20/2007	46,698
2/20/2007	789

Total	1,355,871,782

(1)	This column represents the monthly reduction in the Aggregate Securitization Value, assuming (1) each collection period is a calendar month rather than a fiscal month, (2) timely receipt of all monthly rental payments and sales proceeds, (3) no credit or residual losses and (4) no prepayments (including defaults, purchase option exercises or other early lease terminations). Actual cash flows are likely to vary from these amounts.